                            Certification Pursuant to
                      Section 906 of the Sarbanes-Oxley Act


I, Brent D. Baird, Chief Executive Officer of First Carolina Investors, Inc. (the "Registrant"), certify that:

l. The Form N-CSR of the Registrant (this "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

         The Registrant has no designated chief financial officer.

Dated:  February 25, 2005

                                                  /s/ Brent D. Baird
                                                  -----------------------
                                                  Brent D. Baird
                                                  Chief Executive Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.